AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                         MARCH 26, 1999


                                             COMMISSION FILE NO. 1-5471

                      SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                        EXCHANGE ACT OF 1934


Filed by the Registrant    [X]
Filed by a Party other than the Registrant   [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                           Commission Only (as permitted
                                           by Rule 14a-6(e) (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           GLOBAL MARINE INC.

             (Name of Registrant as Specified in its Charter)


                                   N/A
                (Name of Person(s) Filling Proxy Statement,
                        if other than Registrant)



Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and
    0-11.
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    pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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


     [LOGO]
                        GLOBAL MARINE INC.
                     777 N. ELDRIDGE PARKWAY
                    HOUSTON, TEXAS 77079-4493



             NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      THURSDAY, MAY 6, 1999
                     9:00 A.M., CENTRAL TIME

                       THE HOUSTONIAN HOTEL
                         THE FOREST ROOM
                       111 N. POST OAK LANE
                          HOUSTON, TEXAS

     You are cordially invited to attend the 1999 Global Marine
Inc. Annual Meeting of Stockholders to:

               1.   Elect four directors;

               2.   Ratify the appointment of independent
                    accountants; and

               3. Transact other business properly brought before the meeting.

     Stockholders of record at the close of business on March 12, 1999, will be entitled to vote. YOUR VOTE IS IMPORTANT. WHETHER YOU PLAN TO ATTEND OR NOT, I HOPE YOU WILL VOTE AS SOON AS POSSIBLE. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAILING THE ENCLOSED PROXY CARD. PLEASE REVIEW THE INSTRUCTIONS IN THE PROXY STATEMENT AND ON YOUR PROXY CARD OR VOTING FORM REGARDING EACH OF THESE VOTING OPTIONS.



                                   ALEXANDER A. KREZEL
                                   Corporate Secretary


Houston, Texas
March 26, 1999

                       TABLE OF CONTENTS



                                                             Page

Proxies and Voting at the Meeting .. . .. . .. . .. . .. . . 1
Election of Directors . .. . .. . .. . .. . .. . .. . .. . . 2
Board Committees . .. . .. . .. . .. . .. . .. . .. . .. . . 4
Director Compensation . .. . .. . .. . .. . .. . .. . .. . . 5
Security Ownership of Certain Beneficial Owners. .. . .. . . 6
Security Ownership of Directors and Executive Officers.. . . 7
Compensation Committee Report on Executive Compensation. . . 8
Executive Compensation. .. . .. . .. . .. . .. . .. . .. . .12
     Summary Compensation Table . .. . .. . .. . .. . .. . .12
     Option Grants in 1998 . .. . .. . .. . .. . .. . .. . .13
     Aggregated Option Exercises in 1998 and
          Year-End Option Values. .. . .. . .. . .. . .. . .14
     1998 Long-Term Incentive Awards . .. . .. . .. . .. . .14
     Pension Plan Table .. . .. . .. . .. . .. . .. . .. . .15
Employment Agreements and Termination Arrangements. . .. . .16
Cumulative Total Shareholder Return. . .. . .. . .. . .. . .17
Ratification of Appointment of Independent Accountants.. . .18
Other Matters .. . .. . .. . .. . .. . .. . .. . .. . .. . .18
Voting Via the Internet or By Telephone.. . .. . .. . .. . .19



                      YOUR VOTE IS IMPORTANT

     You can vote any one of three ways: via the Internet, by telephone, or by mail. Please refer to VOTING VIA THE INTERNET
OR BY TELEPHONE in the proxy statement for further details on voting via the Internet or by telephone. Please note that there are separate Internet and telephone voting arrangements depending upon whether shares are registered in your name or in the name of a bank or a broker or are held in a Global Marine 401(k) account. To vote by mail, please sign, date and return the enclosed proxy card in the envelope provided.

                        GLOBAL MARINE INC.
                     777 N. ELDRIDGE PARKWAY
                    HOUSTON, TEXAS 77079-4493
                          ______________

                         PROXY STATEMENT
                          ______________


     This proxy statement and the form of proxy are being mailed beginning approximately on March 26, 1999. Global Marine Inc.'s Board of Directors is soliciting proxies for use at the Annual Meeting of Stockholders to be held on May 6, 1999, and any postponement or adjournment of the meeting.

                PROXIES AND VOTING AT THE MEETING

VOTING

     Each of your shares of common stock is entitled to one vote at the Annual Meeting with respect to each matter to be voted upon except the election of directors. In the election of directors, you have the right to cumulate your votes, with each share having a number of votes equal to the number of directors to be elected.
If you vote in person at the meeting, you may cast votes for one candidate or distribute votes among two or more candidates. The individuals named in the accompanying proxy will have discretionary authority to cumulate votes among candidates. If you give the accompanying proxy and do not revoke it, you will not have the ability to direct that your votes be cumulated.

     All shares represented at the Annual Meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, the proxies will be voted FOR the Board of Directors' nominees for directors and FOR the proposal to ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as independent auditors for fiscal year 1999. If any other matters are properly presented at the Annual Meeting for action, the proxies will have discretion to vote. The Board of Directors of the Company does not know of any other matters to be brought before the Annual Meeting.

QUORUM

     At the close of business on March 12, 1999, the record date for the meeting, there were issued and outstanding 173,500,811 shares of common stock, all of one class. If at least a majority of the outstanding shares as of the record date are present in person or by proxy at the meeting, a quorum will exist.

     Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others, usually because he does not have the authority to do so. A broker non-vote will have no effect on the outcome of either proposal.
Votes may be cast in favor of or withheld in the election of directors. Votes withheld will be excluded from the vote. Abstentions on the proposal to ratify the appointment of independent auditors will have the effect of a negative vote.

                      ELECTION OF DIRECTORS

STRUCTURE

  The Company's Board of Directors is divided into three classes. Stockholders elect one class at each annual meeting to serve a three-year term. Directors elected at the 1999 Annual Meeting of Stockholders will serve a term of three years to expire in 2002. Except as you otherwise specify in your proxy, your proxy will be voted for the election of the nominees named below. The candidates, up to the number of directors to be elected, receiving the highest number of votes cast by stockholders will be elected.

  If any of the nominees become unable or otherwise unavailable to serve, the proxies will be voted in accordance with the authority granted in the proxies for such other candidate or candidates as may be nominated by the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF MESSRS. CASON, MARTIN, ROSE, AND WHITMIRE.

  Further information concerning the nominees for election and the other directors appears below.

               NOMINEES FOR TERMS EXPIRING IN 2002

  Thomas W. Cason, 56, owns and manages an equipment business, primarily related to the agricultural industry. Mr. Cason served as interim President and Chief Operating Officer of Key Tronic
Corporation during 1994 and 1995, and continues to be associated with Hiller Key Tronic Partners, L.P., which has been managing
Key Tronic's turnaround. Key Tronic is the world's largest independent producer of computer keyboards and other input devices.
Mr. Cason previously held various management positions with Baker Hughes Incorporated, including senior executive positions with Baker
Hughes' Drilling Group, serving most recently as Senior Vice
President and Chief Financial Officer of Baker Hughes. He was elected a director of the Company in 1995.

  Jerry C. Martin, 66, served as the Company's Senior Vice
President and Chief Financial Officer from 1985 until his retirement in June 1997. Prior to 1985, he held various positions with Global Marine Drilling Company, the Company's domestic dayrate drilling subsidiary. Mr. Martin was first elected a director of the Company in 1993.

  Robert E. Rose, 60, has been the Company's President and Chief
Executive Officer since re-joining the Company in May 1998. He began his professional career with Global Marine in 1964 and left the Company in 1976. Mr. Rose then held executive positions with other offshore drilling companies, including more than a decade as President and Chief Executive Officer of Diamond Offshore
Drilling, Inc. and its predecessor, Diamond M Company. He resigned from Diamond Offshore in April 1998 and served as President and Chief
Executive Officer of Cardinal Services, Inc., an oil services company, before re-joining the Company. Mr. Rose remains a director of Cardinal Services, Inc. He was elected a director of the Company in May 1998.

  John Whitmire, 58, retired in 1998 as Chairman and Chief Executive Officer of Union Texas Petroleum. Prior to joining
Union Texas in 1996, Mr. Whitmire's career spanned over 30 years at Phillips Petroleum Company, where he held senior management positions in Phillips' worldwide exploration and production operations. He served as Executive Vice President-Exploration and Production of Phillips and was a member of Phillips' board of directors. Mr. Whitmire previously served on the board of MAPCO. Mr. Whitmire was elected a director of the Company in February 1999.

  The members of the Board of Directors who are not subject to election at the 1999 Annual Meeting are as follows.

         CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2001

  C. Russell Luigs, 65, has been the Company's Chairman of the
Board since 1982, and he was the Company's Chief Executive
Officer from the time he joined the Company in 1977 until May 1998. He also served as President of the Company from 1977 to May 1997.
Mr. Luigs was first elected a director of the Company in 1977.

  Edward R. Muller, 47, has been President and Chief Executive Officer of Edison Mission Energy Company, a wholly-owned subsidiary of Edison International (formerly SCEcorp), since 1993. Edison Mission Energy Company is engaged in developing, owning and operating independent power production facilities worldwide. Mr. Muller is also a Director of Whittaker Corp. He was elected a director of the Company in 1997.

  Paul J. Powers, 64, has been Chairman of the Board and Chief Executive Officer of Commercial Intertech Corp. since 1987 and Chairman of the Board of CUNO Incorporated since 1996. Commercial Intertech is a multi-national manufacturer of hydraulic systems, Astron pre-engineered buildings and metal products. CUNO is a worldwide producer of fluid purification systems. Mr. Powers is also a director of First Energy Corp. and Twin Disc, Inc. Mr. Powers was elected a director of the Company in 1995.

  John G. Ryan, 46, who joined the Company in 1982, was the Company's President and Chief Operating Officer from May 1997 to
May 1998. Previously, Mr. Ryan was Chairman and Chief Executive Officer of Global Marine Drilling Company, the Company's domestic dayrate drilling subsidiary, as well as the Company's Corporate Secretary, since 1993, prior to which he was the Company's Senior Vice President, General Counsel and Secretary. He is presently an employee of the Company on medical leave. He was first elected a director of the Company in 1997.

         CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2000

  Edward A. Blair, 63, was President of BHP Petroleum
(Americas), Inc. from 1994 until his retirement in April 1998.
Previously, he was President of Hamilton Brothers Oil and Gas
Limited until its acquisition by BHP Petroleum in 1991, after which he served as President of the Europe, Russia, Africa and Middle Eastern Region of BHP Petroleum. Mr. Blair was elected a director of the Company in November 1998.

  Edward J. Campbell, 71, was President of J. I. Case Company, at the time a wholly-owned subsidiary of Tenneco Inc., from 1992 until his retirement in 1994. J. I. Case is a manufacturer of farm and construction equipment. From 1979 through 1991, Mr. Campbell was President and Chief Executive Officer of Newport News
Shipbuilding & Dry Dock Co., also a wholly-owned subsidiary of Tenneco Inc. He is also a director of Titan International, Inc.
and the American Bureau of Shipping (ABS) Group of Companies.
Mr. Campbell was first elected a director of the Company in 1981.

  John M. Galvin, 66, has been a private investor and consultant since his retirement in 1992 as Vice Chairman, a director and Chief Financial Officer of The Irvine Company, a major, private real estate development and investment company. He is a director of Commercial Intertech Corp. and CUNO Incorporated. Mr. Galvin was first elected a director of the Company in 1979.

  Ben G. Streetman, 59, is Dean of the College of Engineering and a Professor of Electrical and Computer Engineering at The University of Texas at Austin. Dr. Streetman is also a director of National Instruments, Inc. and Custom Tracks, Inc. He was first elected a director of the Company in 1997.

               DIRECTOR WITH TERM EXPIRING IN 1999

  Donald B. Brown, 72, is an investor and a consultant to the energy exploration and development industry. He was first elected a director of the Company in 1982. Mr. Brown will not stand for reelection in accordance with the mandatory retirement provisions for directors in the Company's By-laws.

                         BOARD COMMITTEES

  During 1998, the Board of Directors held four meetings.  The
Board of Directors has five standing committees. During 1998, each director of the Company attended at least 75% of the meetings of the Board and committees of the Board on which he served.

  EXECUTIVE COMMITTEE - The Company's Executive Committee consists of five directors: Edward J. Campbell, Chairman, Thomas
W. Cason, John M. Galvin, C. Russell Luigs and Paul J. Powers. The Executive Committee has the authority to exercise all the powers of the Board which may be delegated legally to it by the Board in the management and direction of the business and affairs of the Company. The Executive Committee did not meet during 1998.

  AUDIT COMMITTEE - The Company's Audit Committee consists of four non-employee directors: Thomas W. Cason, Chairman, Edward J. Campbell, Jerry C. Martin and Ben G. Streetman. Members of the Committee, the Company's independent auditors, and the head of the Company's internal audit staff attend Committee meetings. In addition, the Audit Committee meets privately with the Company's independent auditors at least once a year. The Committee recommends the firm of independent auditors for each fiscal year, approves the nature of the professional services provided by the independent auditors prior to performance of such services, and reviews the independence of the auditors. The Committee also reviews the scope of work and the reported results of the Company's internal auditors and confers with management from time to time on financial reporting and internal control matters. During 1998, the Audit Committee held four meetings.

  COMPENSATION COMMITTEE - The Company's Compensation Committee consists of six non-employee directors: John M. Galvin, Chairman, Edward A. Blair, Donald B. Brown, Edward R. Muller, Paul J.
Powers, and John Whitmire. The Compensation Committee recommends to the Board remuneration arrangements for senior management and directors, the adoption of compensation plans in which officers and directors are eligible to participate, and the grant of benefits under compensation plans, and it approves stock option grants and certain other compensation. The Compensation Committee held five meetings during 1998.

  FINANCE COMMITTEE - The Company's Finance Committee consists of five non-employee directors: Paul J. Powers, Chairman, Edward
A. Blair, Thomas W. Cason, John M. Galvin and Jerry C. Martin. The Committee reviews the Company's annual financial plan, recommends to the Board material capital expenditures, acquisitions and financings, and advises with respect to the Company's external financial relationships. During 1998, the Finance Committee held four meetings.

  NOMINATING COMMITTEE - The Company's Nominating Committee consists of five non-employee directors: Donald B. Brown, Chairman, Edward J. Campbell, Edward R. Muller, Ben G. Streetman and John Whitmire. The Nominating Committee, which held four meetings during 1998, recommends to the Board nominees for election as directors. The Committee considers the performance of incumbent directors in determining whether they should be nominated to stand for reelection. The Committee also considers qualified nominees recommended by stockholders. Any recommendation for the 2000 election of directors should be submitted in writing to the Corporate Secretary of the Company at 777 North Eldridge Parkway, Houston, Texas 77079.

                      DIRECTOR COMPENSATION

NON-EMPLOYEE DIRECTOR COMPENSATION

  Board members that are not salaried employees receive separate compensation for Board service. That compensation includes:

     Annual Retainer . .  . .  . .  . .  . .  . .  . . $ 28,000
     Board Attendance Fee (regular meeting).  . .  . . $  1,000
     Board Attendance Fee (special meeting
           attended in person) . .  . .  . .  . .  . . $  1,500
     Board Attendance Fee (special meeting
           attended by phone)  . .  . .  . .  . .  . . $  1,000
     Committee Attendance Fee  . .  . .  . .  . .  . . $    500
     Annual Option Grant  . .  . .  . . . .  . . . . .    3,000 shares

DIRECTOR OPTIONS

     Options to purchase shares of common stock are granted to directors who, as of the date of grant, are not employees and have not been employees for any part of the preceding fiscal year. Each option grant, vesting in equal installments over two years and having a ten-year term, has an exercise price equal to the fair market value of the common stock on the date of grant. At present, all of the directors except Messrs. Luigs, Martin, Rose and Ryan are eligible non-employee directors. The earliest Mr. Martin, who is a former employee, could become eligible to participate is May 1999.

     A director receives an initial 10,000-share option on the date he first achieves eligibility. He automatically receives an additional 3,000-share option on the adjournment date of each annual meeting of stockholders in each subsequent year in which he remains eligible. Mr. Blair received an initial option grant for 10,000 shares at a per share exercise price of $13.00 when he joined the Board in November 1998, and Mr. Whitmire received an initial option grant for 10,000 shares at a per share exercise price of $7.6875 when he joined the Board in February 1999. In
May 1998, Messrs. Brown, Campbell, Cason, Galvin, Muller, Powers, and Dr. Streetman each received a 3,000- share option at the per share exercise price of $25.3125.

DIRECTOR RETIREMENT PLAN

     Non-employee directors participate in a retirement plan for outside directors. Each participant vests in an annual retirement benefit equal to a percentage of the highest annual retainer fee in effect at any time during the one-year period preceding termination of his Board service. The percentage is 20% after one year of service up to 100% after five years of service. The benefit is payable to the participant or his beneficiary over a period, up to a maximum of 15 years, equal to the period the participant served as an outside director. All directors except Messrs. Luigs, Rose and Ryan participate in the plan. Credited years of service at December 31, 1998 are as follows: Messrs. Brown, Campbell and Galvin, 15 years; Messrs. Cason and Powers, 3 years; Messrs. Martin and Muller and Dr. Streetman, 1 year; and Messrs. Blair and Whitmire, 0 years.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Listed below is the only person who, to the knowledge of the Company, may be deemed to be a beneficial owner, as of the record date, of more than 5% of the Company's common stock.

NAME AND ADDRESS                   SHARES                   PERCENT
OF BENEFICIAL OWNER           BENEFICIALLY OWNED               OF
                                                            CLASS(1)

Merrill Lynch & Co., Inc.       14,500,000(2)               8.36%
World Financial Center,
    North Tower
250 Vesey Street
New York, N.Y. 10381

________________

     (1) The percentages are based on the number of issued and outstanding shares of common stock at March 12, 1999.

     (2)  The number of shares indicated is based on a statement on Schedule 13G, dated February 14, 1999, which was filed
          jointly by Merrill Lynch & Co., Inc. ("ML&Co.") (on behalf of Merrill Lynch Asset Management Group ("AMG")) and Merrill Lynch Growth Fund (the "Fund"). ML&Co. is a parent holding company. AMG is an operating division of ML&Co. consisting of ML&Co.'s indirectly owned asset management subsidiaries, including Merrill Lynch Asset Management, L.P. which holds shares of the Company's common stock and is an investment advisor registered under Section 203 of the Investor's Advisor's Act of
          1940.   AMG disclaims beneficial ownership of the shares.

      SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth, as of March 12, 1999, the beneficial ownership of the Company's common stock by each director and nominee, the executive officers named in the Summary Compensation Table, and, as a group, such persons and all other current executive officers, based on information provided by such persons.

                                     SHARES
                                  BENEFICIALLY              PERCENT
      NAME                          OWNED (A)               OF CLASS(B)
Edward A. Blair                             0                    -
Donald B. Brown                        24,653 (c)                -
Edward J. Campbell                     37,059 (c)                -
Thomas W. Cason                        20,500 (c)                -
John M. Galvin                         32,000 (c)                -
C. Russell Luigs                    1,509,807 (d)(e)             -
Jon A. Marshall                       313,203 (d)(e)             -
Jerry C. Martin                       203,817 (d)                -
James L. McCulloch                    119,586 (d)                -
Edward R. Muller                       12,500 (c)                -
Paul J. Powers                         19,000 (c)                -
Robert E. Rose                        126,500 (d)                -
John G. Ryan                          454,600 (d)                -
BenG. Streetman                        8,500                     -
Douglas K. Vrooman                    161,750 (d)                -
John Whitmire                               0                    -
Marion M. Woolie                      110,609 (d)(e)             -
All of the above and other
  executive officers as a
  group (20 persons)                3,349,664 (c)(d)(e)       1.9%
_______________________

     (a) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

     (b) As of March 12, 1999, no director or executive officer owned more than one percent of the common stock outstanding.

     (c) Includes shares that may be acquired within sixty days of March 12, 1999, through the exercise of non-employee director stock options, as follows: Mr. Brown, 10,500;
          Mr. Campbell, 22,500; Mr. Cason, 17,500; Mr. Galvin, 29,500;
          Mr. Muller, 11,500; Mr. Powers, 17,500; Dr. Streetman, 6,500; and the group, 115,500.

     (d) Includes shares that may be acquired within sixty days of March 12, 1999, through the exercise of employee stock options, as follows: Mr. Luigs, 1,174,167; Mr. Marshall, 283,705; Mr. Martin, 32,596; Mr. McCulloch, 18,750; Mr. Rose,
          125,000; Mr. Ryan, 195,588; Mr. Vrooman, 116,250; Mr. Woolie,
          55,500; and the group, 2,069,314.

     (e) Includes shares attributable to accounts under the Company's 401(k) Savings Incentive Plan at March 12, 1999, as follows:
          Mr. Luigs, 31,587; Mr. Marshall, 2,457; Mr. Woolie, 9,109; and the group, 43,153.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES AND PROGRAMS

       The Compensation Committee sets the compensation of the Chief Executive Officer and his direct reports, including the senior executive officers named in the Summary Compensation
Table. The Committee's goals are to develop and maintain compensation programs that preserve and enhance stockkholder value. The
Committee has designed the Company's executive compensation program so that it:

*        Motivates executives to increase stockholder value;

*        Rewards effective, efficient management; and

*        Attracts and retains quality executives.

       The executive compensation program consists of four elements: base salary, annual management incentive awards, stock options, and other long-term incentive awards, each of which is tied to individual performance, but none of which is determined by any specific formula or weighing of factors in the case of any individual. Under the program, a high proportion of the compensation of these officers is "at risk," specifically annual incentive awards, stock options, and long-term incentive awards.
Annual incentive awards permit the Committee to recognize individual performance on an annual basis. These awards are based to a large degree on an officer's contribution to Company performance for a given year. Stock options and long-term incentive awards tie long-term compensation directly to stock price appreciation, cumulative earnings and earnings per share, each of which benefits all Company stockholders.

       The Committee makes awards and takes actions under the programs considering the overall costs and benefits to the Company. Specifically, the Committee considers the costs and benefits of preserving potential tax deductibility of executive pay under
Section 162(m) of the Internal Revenue Code in making awards. The Committee is advised periodically by a nationally recognized, independent executive compensation consulting firm on competitive salary levels, bonus practices, and stock programs of leading drilling contractors.

PEER GROUP COMPARISON

       To evaluate competitive compensation levels, the Committee reviews the compensation provided by a peer group composed of ENSCO International Incorporated; Nabors Industries, Inc.; Noble Drilling Corporation; R&B Falcon Corporation; Rowan Companies, Inc.; Transocean Offshore Inc.; and Diamond Offshore Drilling, Inc.
Diamond Offshore Drilling Inc. replaces Parker Drilling Company in the peer group used for competitive compensation to provide a truer peer group than that used in the cumulative total shareholder return graph. Diamond has not been used in the total shareholder return graph because it has not been publicly-traded over the period reflected in the table and a majority of its shares are privately held. The Committee compares the compensation of the five highest paid executives in the Company and in each of the peer group companies. The Committee also reviews an "Executive Compensation Analysis" prepared by its compensation consulting firm. The analysis examines salaries and annual bonuses earned by each executive, the estimated value of recent option grants
(using the "Black-Scholes" value), and the values of other recent long-term incentive awards. The analysis reviewed in 1998 indicated that the Company's total compensation levels in 1997 were less than the competitive median for the five highest paid executives as a group, and Mr. Luigs' total compensation was approximately 80% of the average total compensation for the Chief Executive Officer provided by other peer group companies.

ANNUAL COMPENSATION

       BASE SALARY: The Committee reviews the performance of each senior executive officer individually with the Chief Executive Officer and, considering the Chief Executive Officer's recommendation, determines an appropriate salary level for each officer, giving primary weight to Company performance and industry conditions. If overall Company performance warrants officer salary increases, the Committee evaluates the performance of each officer focusing on business results in the officer's area of responsibility and his particular contribution to overall Company performance, but also considering advancements in the executive's managerial skills.

       In February 1998, the Committee noted the following improvements in operating results for 1997 as compared to 1996:
revenue increased 57% to $1,067 million, operating income increased 117% to $305 million, and, excluding non-recurring tax credits in 1996 and 1997 and an extraordinary loss on debt extinguished in 1997, net income increased 145% to $270 million and net income per share increased from $.66 to $1.58. Based on improved Company performance and an evaluation of each officer's performance, in February 1998 the Committee awarded salary increases to senior executive officers averaging 7%. In February 1999, the Committee reviewed the deteriorating industry conditions and operating results for 1998 as compared to 1997 and determined that officers would not receive salary increases in 1999.

       INCENTIVE AWARDS: In 1998, as in prior years, incentive awards for the Chief Executive Officer and his direct reports were to be determined by the Committee at year-end based on review of both Company performance and performance of each individual executive. In February 1999, the Committee reviewed overall
Company results for 1998 as compared to 1997 and determined that senior executive officers, including the Chief Executive Officer, would not receive incentive awards for 1998.

LONG-TERM COMPENSATION

       STOCK OPTIONS: The Compensation Committee believes that stock options are critical in motivating and rewarding the creation of long-term stockholder value. The Committee has established a policy of awarding stock options each year based on competitive practices, continuing progress of the Company, and individual performance. All stock option awards are made with option exercise prices equal to the fair market value of the underlying stock at the time of grant. Holders benefit only when and to the extent the stock price increases after the option grant.

    In February 1998, the Compensation Committee approved annual stock option grants to executive officers and other key employees, as recommended by the Chief Executive Officer. Option awards were made to approximately 170 employees and officers and covered approximately 1,090,000 shares of underlying common stock. The Committee considered the performance of the individual executive officers and other key employees in allocating 1998 stock option grants.

    LONG-TERM INCENTIVE AWARDS: The Committee utilizes long-term incentive awards directly tied to Company performance to provide competitive compensation to senior executives and to motivate them towards effective long-term strategic management of the Company's assets and operations. The long-term incentive awards are based on Company performance for a three-year period and directly tie compensation to stockholder interests. The total amount of these awards and their allocation among senior executive officers is based on competitive practices, continuing progress of the Company, and individual performance.

    Long-term incentive awards granted in 1998 depend on Company performance for the three-year period ending December 31, 2000, measured by three long-term performance criteria: cumulative earnings before interest, taxes, depreciation and amortization; earnings per share in 2000; and stock price growth. Shares of the Company's common stock underlie each award and are allocated among the three criteria: 40% to cumulative earnings, 40% to 2000 earnings per share, and 20% to stock price growth. No portion of the amount allocated to a criterion will be earned unless a pre-established "threshold" level of performance is achieved.
When the threshold level of performance has been achieved, 25% of the shares allocated to that criteria are earned, and the amount of the award for that criterion increases up to that criterion's full allocated amount if the pre-established "target" level of performance is achieved. The full amount of the award will be earned only if target level performance is achieved for all three performance criteria.

    In February 1999, the Committee certified that the threshold established for the long-term incentive awards granted in 1996 had been exceeded, and 84% of the full amount under these grants was paid out in February 1999. The long-term incentive awards paid out in February 1999 qualify as "performance-based compensation" under section 162(m) of the Internal Revenue Code.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    The Compensation Committee assesses the Company's progress and performance in connection with the compensation of all executive officers and approves salary adjustments, incentive bonus awards, stock option awards and performance-based long-term incentive awards as deemed appropriate in each officer's situation. The reasons for the Committee's decisions regarding the compensation of Mr. Luigs and Mr Rose, each of whom served as the Chief Executive Officer during part of 1998, are described below.

    Mr. Luigs served as Chief Executive Officer until May 5, 1998, when Mr. Rose was elected. In February 1998, the Committee determined that Mr. Luigs' salary should be increased $25,000
(4.8%) from $525,000 to $550,000 based on the competitive compensation levels of peer group companies. The Committee also approved annual stock option grants to employees, including an option grant to Mr. Luigs covering 150,000 shares. The Committee approved this award based on its review of competitive stock option grant levels of peer group companies, as well as the Company's performance for 1997 as compared to 1996. Finally, the Committee approved the grant of performance-based long-term incentive awards in 1998 for a group of senior executive officers, including those named in the Summary Compensation Table other than Mr. Woolie who was not a senior executive officer at the time of the grant.
Mr. Luigs was given the opportunity to earn up to a maximum of 75,000 shares of the Company's stock over the three-year performance cycle ending December 31, 2000, if all long-term performance targets are achieved.

    Mr. Rose was elected President and Chief Executive Officer on May 5, 1998. Mr. Rose's annual salary was set at $525,000 after consideration of competitive compensation levels of peer group companies. The Committee also approved an option grant to Mr. Rose covering 500,000 shares. This grant was based on the Committee's review of competitive stock option grant levels in peer group companies and negotiations with Mr. Rose in connection with his employment. Finally, the Committee approved a grant of performance-based long-term incentive awards to Mr. Rose on the same terms as the awards granted to other senior executive officers in February 1998. Mr. Rose was given the opportunity to earn up to a maximum of 75,000 shares of the Company's common stock over the three-year performance cycle ending December 31, 2000, if all long-term performance targets are achieved. The long-term incentive award granted to Mr. Rose is intended to be deductible under section 162(m) of the Internal Revenue Code.

    In February 1999, the Committee determined that senior executive officers, including Mr. Luigs and Mr. Rose, would not receive incentive bonuses based on overall Company results for 1998 as compared to 1997. In addition, the Committee certified that each of the three threshold criteria for the long-term incentive awards granted in 1996 had been exceeded and approved 84% of the full target level payout under these awards to senior executive officers, including Messrs. Luigs, Ryan and Marshall. Mr. Luigs received 42,028 shares of the Company's common stock as payout under his 1996 long-term incentive award.



John M. Galvin, Chairman                      Edward A. Blair
Donald B. Brown                              Edward R. Muller
Paul J. Powers                                  John Whitmire

                            EXECUTIVE COMPENSATION

                                               SUMMARY COMPENSATION TABLE



                                                                      Long Term Compensation
                                         Annual Compensation
                                                                       Awards        Payouts

                                                                     Securities
Name and                                                             Underlying        LTIP         All Other
Principal Position            Year       Salary        Bonus(1)      Options(2)     Payouts(3)    Compensation
                                          ($)           ($)             (#)            ($)            ($)

Robert E. Rose(5)             1998      $346,022       $      0        500,000      $        0       $     0
President and Chief
 Executive Officer

C. Russell Luigs,(6)          1998      $547,917       $      0        150,000      $  323,090       $17,354
Chairman of the Board and     1997      $522,171       $525,000         75,000      $2,493,750       $12,475
 Chief Executive Officer      1996      $500,000       $250,000         90,000      $1,556,250       $11,818

John G. Ryan,(7)              1998      $357,083       $      0         75,000      $  161,545       $ 9,038
President and Chief           1997      $314,496       $200,000         57,500      $1,246,875       $ 5,109
 Operating Officer            1996      $286,708       $125,000         65,000      $  726,250       $ 4,746

Jon A. Marshall,              1998      $310,113       $      0        100,000      $   80,773       $ 8,868
Executive Vice President      1997      $261,856       $160,000         35,000      $  623,438       $ 4,914
 and Chief Operating Officer  1996      $234,167       $100,000         45,000      $  518,750       $ 4,521

Douglas K. Vrooman(8)         1998      $202,083       $      0         35,000      $        0       $ 8,824
President, Applied Drilling   1997      $169,167       $105,000         12,500      $        0       $ 5,631
 Technology Inc.

Marion M. Woolie(9)           1998      $201,136       $      0         58,500      $        0       $ 8,437
President, Global Marine
 Drilling Company

James L. McCulloch            1998      $173,250       $      0         30,000      $        0       $ 7,982
Vice President, General       1997      $153,250       $ 80,000          7,500      $        0       $ 4,625
 Counsel and Assistant        1996      $147,213       $ 73,000         15,000      $        0       $ 3,933
 Secretary


(1) Excluding Mr. Vrooman's 1997 bonus, bonuses based on service during each year were awarded in the following year and executive officers could elect between payment in cash or shares of common stock.
       The dollar amounts included in the table in respect of stock are the stock's fair market values (average of high and low market prices) on the respective award dates. Mr. Vrooman received a quarterly cash bonus based on the performance of Applied Drilling
       Technology Inc. for each quarter of 1997.

(2) Expressed in terms of the numbers of shares of the Company's common stock underlying options granted during the years indicated.

(3) The amounts indicated under "LTIP Payouts" consist of amounts earned under long-term incentive awards granted in 1994, 1995 and 1996 and paid in 1997, 1998, and 1999, the payment amounts being based on Company performance during the periods 1994 through 1996, 1995 through 1997, and 1996 through 1998.
       Such amounts were paid in shares of the Company's common stock, and the dollar amounts included in the table are the stock's fair market value (average of high and low market prices) on the date payment was approved by the Compensation Committee.

(4) The amounts indicated under "All Other Compensation" for 1998 consist of (a) amounts contributed by the Company to match a portion of the employees' contributions under the Company's 401(k) Savings
       Incentive Plan (Mr. Rose, $0; Mr. Luigs, $8,854;
       Mr. Ryan, $7,706; Mr. Marshall, $7,713;  Mr.
       Vrooman, $7,168; Mr. Woolie, $7,098; and Mr.
       McCulloch, $7,022); plus (b) insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officers (Mr. Rose, $0; Mr. Luigs, $8,500; Mr. Ryan,
       $1,332; Mr. Marshall, $1,155; Mr. Vrooman, $1,656;
       Mr. Woolie, $1,339; and Mr. McCulloch, $960).

footnotes continued on next page
footnotes (cont.)

(5)    Mr. Rose was elected President and Chief Executive
       Officer on May 5, 1998.

(6)    Mr. Luigs served as Chairman and Chief Executive
       Officer until May 5, 1998. Thereafter, Mr. Luigs continued as Chairman and remained an employee of the Company.

(7)    Mr. Ryan resigned as President and Chief Operating
       Officer on May 5, 1998. Mr. Ryan continued as an employee of the Company on medical leave.

(8) Mr. Vrooman has been employed by a subsidiary of the Company during each of the last three years but was not appointed an executive officer until 1997.

(9) Mr. Woolie has been employed by a subsidiary of the Company during each of the last three years but was not appointed an executive officer until 1998.



                                                  OPTION GRANTS IN 1998

                Individual Grants

                                                                              Potential Realizable Value at Assumed
                                                                           Annual Rates of Stock Price Appreciation for
                                                                                        Option Term(2)
                      Number      Percent
                     of shares    of Total
                     Underlying   Options       Exercise or
                      Options     Granted to     Base Price
                     Granted(1)   Employees        ($ per          Expira-
  Name                (#)         in 1998          share)        tion Date        0%               5%               10%
                                                                                  ($)             ($)               ($)
R. E. Rose            500,000       24.54%        $25.3125        5-05-2008      $    0    $   7,959,448   $   20,170,803
C. R. Luigs           150,000        7.36%        $24.9375        2-10-2008      $    0    $   2,352,459   $    5,961,593
J. G. Ryan             75,000        3.68%        $24.9375        2-10-2008      $    0    $   1,176,229   $    2,980,796
J. A. Marshall         50,000        2.45%        $24.9375        2-10-2008      $    0    $     784,153   $    1,987,198
                       50,000        2.45%        $25.3125        5-05-2008      $    0    $     795,945   $    2,017,080
D. K. Vrooman          35,000        1.72%        $24.9375        2-10-2008      $    0    $     548,907   $    1,391,038
M. M. Woolie           13,000        0.64%        $24.9375        2-10-2008      $    0    $     203,880   $      516,671
                       45,000        2.21%        $25.3125        5-05-2008      $    0    $     716,350   $    1,815,372
J. L. McCulloch        30,000        1.47 %       $24.9375        2-10-2008      $    0    $     470,492   $    1,192,319

All Stockholders(3)      N/A          N/A         $24.9375           N/A         $    0   $2,707,054,090   $6,860,206,560


(1) All options granted to the named officerswere granted on February 10 and May 5, 1998, at exercise prices equal to the average of the high and low per share market prices of the common stock on the date of grant. Each option vests in equal installments over four years. The right to exercise unexercised options is subject to acceleration in certain circumstances as described under "Employment
      Agreements and Termination Arrangements," below, and upon death, disability and certain non-cause terminations of employment. Certain options are transferable in limited circumstances to family members and pursuant to certain domestic relations orders.
      Options are not otherwise transferable except by will or the laws of descent and distribution.

(2) These amounts represent certain arbitrarily assumed rates of annual compound stock price appreciation from the date of grant over the full ten-year term of the option. Actual gains, if any, on stock option exercises or stock holdings are dependent on the future performance of the stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(3) For comparative purposes, shown are the total gains that could be realized over a ten-year period by stockholders based on 172,610,073 shares of common stock outstanding on February 10, 1998, and using the $24.9375 average of the stock's high and low market prices on that date as the base price.


                                        AGGREGATED OPTION EXERCISES IN 1998
                                             AND YEAR-END OPTION VALUES

                                                 Number of Securities
                  Number of                      Underlying Exercised        Value of Unexercised In-the-
                    Shares                       Options at Year-End         Money Options at Year-End(2)
                  Underlying                             (#)                               ($)
                    Options      Value
                  Exercised    Realized(1)
Name                 (#)          ($)         Exercisable    Unexercisable     Exercisable   Unexercisable
R. E. Rose              0       $        0             0        500,000        $         0   $         0
C. R. Luigs             0       $        0     1,426,667        251,250        $ 8,130,497   $         0
J. G. Ryan         75,758       $1,532,319       146,213        150,625        $   412,761   $         0
J. A. Marshall          0       $        0       238,705        148,750        $ 1,160,862   $         0
D. K. Vrooman           0       $        0        98,125         56,875        $   362,813   $         0
M. M. Woolie       18,000       $  354,966        33,250         78,750        $    91,750   $         0
J. L. McCulloch    24,614       $  557,725         5,625         43,125        $         0   $         0


(1) Represents the spread between the exercise price and the sale price of the shares received upon exercise if such shares were sold following exercise or the spread between the exercise price and the fair market value of the shares received if such shares were held following exercise.

(2) Represents the positive spread between the exercise price and the year-end fair market value of $8.875.



                                   1998 LONG-TERM INCENTIVE AWARDS

                                                                      Estimated Future Payouts
                                                                                Under
                         Number of Shares     Performance or        Non-Stock Price-Based Plans(2)
                              Units or         Other Period
                           Other Rights(1)   Until Maturation                         Target/
Name                            (#)              or Payout            Threshold       Maximum
                                                                        (#)             (#)

R. E. Rose                     75,000             3 Years               18,750         75,000
C. R. Luigs                    75,000             3 Years               18,750         75,000
J. G. Ryan                     50,000             3 Years               12,500         50,000
J. A. Marshall                 30,000             3 Years                7,500         30,000
D. K. Vrooman                  20,000             3 Years                5,000         20,000
M. M. Woolie                        0                   -                    -              -
J. L. McCulloch                15,000             3 Years                3,750         15,000



(1) Awards depend on the performance of the Company for the three-year period ending December 31, 2000, as measured by the following performance criteria: cumulative earnings before interest, taxes, depreciation and amortization; earnings per share in 2000; and stock price growth. Shares of common stock underlie each award and are allocated among the performance criteria. If a pre-established threshold level of performance is achieved for a criterion, twenty-five percent of the award allocated to the criterion will be earned. After reaching the threshold, the amount of the award increases up to the full amount of the award if a pre-established target level of performance is achieved.

(2) Expressed in terms of numbers of shares of common stock and ignores fractional shares. Estimated future payout amounts assume threshold or target levels of performance are achieved under all performance criteria. Although twenty percent of each award is based on stock price growth, the shares underlying that portion of each award are included in the columns for estimated future payouts under non-stock price-based plans in order to report total estimated future payouts under the plan.


                       PENSION PLAN TABLE

                                      Years of Service
Remuneration    15          20          25           30           35
$   200,000   $100,000   $100,000    $100,000     $112,218      $132,218
$   300,000   $150,000   $150,000    $150,000     $172,218      $202,218
$   400,000   $200,000   $200,000    $200,000     $232,218      $272,218
$   500,000   $250,000   $250,000    $250,000     $292,218      $342,218
$   600,000   $300,000   $300,000    $300,000     $352,218      $412,218
$   700,000   $350,000   $350,000    $350,000     $412,218      $482,218
$   800,000   $400,000   $400,000    $400,000     $472,218      $552,218
$   900,000   $450,000   $450,000    $450,000     $532,218      $622,218
$ 1,000,000   $500,000   $500,000    $500,000     $592,218      $692,218
$ 1,100,000   $550,000   $550,000    $550,000     $652,218      $762,218
$ 1,200,000   $600,000   $600,000    $600,000     $712,218      $832,218
$ 1,300,000   $650,000   $650,000    $650,000     $772,218      $902,218


  Annual retirement benefits are based on a participant's average annual salary and bonus. Amounts payable pursuant to a nonqualified benefit equalization defined benefit plan and a nonqualified executive supplemental defined benefit plan are included. The benefits shown are computed based on a single straight life annuity at normal retirement age and reflect an offset for Social Security benefits under the qualified defined benefit pension plan.

 The full years of credited service as of December 31, 1998 for purposes of determining the entitlement to retire with a benefit under all plans and for purposes of determining the benefit under the qualified plan and the nonqualified benefit equalization plan for each of the individuals named in the Summary Compensation Table are: Mr. Rose, 13 years; Mr. Luigs, 21 years; Mr. Ryan, 16 years; Mr. Marshall, 19 years; Mr. Vrooman, 4 years; Mr. Woolie, 16 years; and Mr. McCulloch, 15 years. Messrs. Luigs, Ryan, Marshall, Woolie and McCulloch each have the maximum of 15 full years of employment under the nonqualified executive supplemental plan as of December 31, 1998. Mr. Vrooman has 4 years of employment under the plan. Under the terms of Mr. Rose's employment agreement, he will be credited with three years of employment under the nonqualified executive supplemental plan for each actual year of service after May 5, 1998. The Pension Plan Table assumes that years of service and annual compensation for a particular individual are the same under all plans.

     EMPLOYMENT AGREEMENTS AND TERMINATION ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     On May 5, 1998, the Company entered into an employment agreement with Mr. Rose that terminates in October 2003.
The agreement specifies a minimum annual base salary of $525,000. In the event Mr. Rose is terminated without cause, including constructive termination by Mr. Rose due to material change in his title or duties, a liquidation, dissolution, consolidation or merger of the Company unless the successor assumes the agreement, or following a change in control, among other things, he will be entitled to salary continuation for the greater of the remainder of the term of the agreement or 24 months. A change in control is defined as the acquisition of securities representing 35% or more of the combined voting power of the Company by any person or group acting in concert without Board approval, the change in a majority of the Company's Board of Directors following certain corporate transactions not approved by the Board then in office, or the change in at least a majority of the Board over a two year period. Upon his termination due to disability, Mr. Rose will be entitled to three times his annual salary. Mr. Rose's employment contract contains a covenant not to compete that extends to one year after his termination without cause or his voluntary or constructive termination and extends for the term of the agreement in all other cases.

      In March 1999, the Company entered into a two-year employment agreement with Mr. Ryan providing for salary and benefit continuation if employment is terminated by the Company for reasons other than fraud, dishonesty or other misconduct harmful to the Company. In the event Mr. Ryan is terminated without cause, including constructive termination by Mr. Ryan within 12 months following a change of control, he will be entitled to salary and benefit continuation for the remainder of the term. A change of control is defined as the acquisition of securities representing 35% or more of the voting power of the Company by any person or group acting in concert. In the event of termination due to death, Mr. Ryan's estate or designated beneficiary will be entitled to salary continuation for the remainder of the term. Mr. Ryan's agreement contains a covenant not to compete that extends to two years following termination of employment.

SEVERANCE AGREEMENTS

      The Company also has severance agreements with certain key executive officers. The agreements provide for a severance payment if employment is terminated by the Company for reasons other than misconduct harmful to the Company.
The payment would also be made if employment is terminated by the individual within six months following a reduction in his base salary, a substantial alteration in the nature of his position, or his office being moved from Houston, Texas without his consent, or within one year following the acquisition of 35% or more of the voting power of the Company by any person or group of persons acting in concert, or in the event of termination due to disability, in which case the amount would be reduced by an amount equal to certain disability benefits. The payment would consist of salary continuation and the continuation of medical, dental and life insurance benefits for a period of two years following such termination of employment, based on the individual's highest base salary and benefits at any time within the nine months immediately preceding such termination. Among the executive officers covered by such agreements are Messrs. Marshall, McCulloch, Vrooman and Woolie. Each severance agreement, other than Mr. Marshall's, contains a covenant not to compete that extends to two years from termination of employment.


CHANGE IN CONTROL ARRANGEMENTS

      The Company's non-employee director stock option plan and outstanding option agreements under the Company's other stock option plans provide that the right to exercise all options remaining unexercised shall accelerate, so that such options will become immediately exercisable, upon a change in control. In addition, the vesting of retirement benefits under the Company's retirement plan for outside directors accelerates upon the occurrence of a change-in-control. Change in control for these purposes is the acquisition of more than 50% of the voting power of the Company's stock by any entity or group acting in concert for purposes of acquiring such stock.


             CUMULATIVE TOTAL SHAREHOLDER RETURN

       The following line graph compares the changes in the cumulative total shareholder returns of (i) the Company,
(ii) the Standard & Poor's 500 Stock Index, and (iii) a peer group comprised of a weighted index of a group of other companies in the Company's industry. The peer group is comprised of: ENSCO International Incorporated; Nabors Industries, Inc.; Noble Drilling Corporation; Parker Drilling Company; R & B Falcon Corporation; Rowan Companies, Inc.; and Transocean Offshore Inc. The graph assumes that $100 was invested on December 31, 1993 in each of the Company's common stock, the S&P 500 and the peer group index, and that all dividends were reinvested.

                      December  December  December  December  December  December
                        1993      1994      1995      1996      1997      1998
Global Marine Inc.     $100       $ 88      $212      $500      $595      $218
S&P 500 Index          $100       $101      $139      $171      $229      $294
Industry Index         $100       $ 83      $155      $291      $434      $165


RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      The Board of Directors has appointed
PricewaterhouseCoopers LLP as independent certified public accountants for the Company and its subsidiaries for fiscal year 1999. The Board seeks ratification of the appointment by the stockholders. PricewaterhouseCoopers LLP has served as the Company's auditors since the Company's formation and has no investment in the Company or its subsidiaries.

      Although the submission of this matter to the stockholders is not required, the Board of Directors will reconsider its selection of independent accountants if this appointment is not ratified by the stockholders. The vote required for ratification is a majority of the shares represented and voted at the meeting.

      Representatives of PricewaterhouseCoopers LLP will be present at the meeting to make a statement if they desire to do so and to respond to appropriate questions. THE BOARD OF
DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE
APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

                        OTHER MATTERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Blair, Brown, Galvin, Muller and Powers served as members of the Company's Compensation Committee during
all or part of 1998.   No current or former officer or
employee of the Company serves on the Company's Compensation Committee or served on that committee at any time during 1998 or any prior year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Federal securities laws require the Company's executive officers and directors, and persons who own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership of the Company's equity securities with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on a review of such reports furnished to the Company and written representations that no report on Form 5 was required for 1998, the Company believes that no director, officer or beneficial owner of more than ten percent of the Common Stock failed to file a report on a timely basis during 1998, except that Ben G. Streetman, a director, filed one Form 4 late covering a an open market purchase of common stock through a broker, and Robert E. Rose, the Company's President and Chief Executive Officer and a director, filed one Form 4 late covering an open market purchase of common stock through a broker.

SOLICITATION

      The cost of this solicitation will be borne by the Company. It is expected that the solicitation of proxies will be primarily by mail, telephone and facsimile. The Company has arranged for Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005 to solicit proxies in such manner at a cost of $7,500 plus out-of-pocket expenses. Proxies may also be solicited personally by directors, officers, and other regular employees of the Company in the ordinary course of business and at nominal cost. Proxy materials will be provided for distribution through brokers, custodians, and other nominees or fiduciaries to owners of the common stock. The Company expects to reimburse such parties for their reasonable out-of-pocket expenses incurred in connection therewith.

REVOCATION OF PROXIES

      You may revoke your proxy at any time before it is voted by any of the following actions: (i) notifying the Corporate Secretary in writing any time before it is voted;
(ii) submitting a subsequent proxy; or (iii) voting in person at the Annual Meeting (attendance at the Annual
Meeting will not, in and of itself, constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the Corporate Secretary at the Company's principal executive offices, 777 North Eldridge Parkway, Houston,
Texas 77079.

STOCKHOLDERS' PROPOSALS

     The federal securities laws provide stockholders with a limited right to propose for inclusion in the proxy statement a single proposal for action to be taken at the Annual Meeting of Stockholders. Proposals intended to be presented at the Annual Meeting to be held in 2000 and otherwise eligible must be directed to the Corporate
Secretary of the Company at 777 North Eldridge Parkway,
Houston, Texas 77079, and must be received no later than November 26, 1999.

     If a stockholder desires to bring a matter before an annual meeting or nominate a person to be a director which is not the subject of a proposal timely submitted for inclusion in the Company's proxy statement, the stockholder must follow the procedures outlined in the Company's By-laws. The By-laws require timely notice in writing of the matter, and receipt of the written notice by the Corporate Secretary not later than the close of business on the 90th day and not earlier than the 120th day prior to the first anniversary of the preceding year's annual meeting. The deadline for delivery and receipt of such notices for the 2000 annual meeting of stockholders is the close of business on February 4, 2000. A copy of the Company's By-laws is available upon request from the Corporate Secretary of the Company at 777 North Eldridge Parkway, Houston, Texas 77079.

OTHER MATTERS TO BE PRESENTED

      The Board of Directors does not know of any other matters to be presented for action at the meeting. If any other matters should properly come before the Annual
Meeting, the proxy holders intend to vote on such matters in accordance with their best judgment.

         VOTING VIA THE INTERNET OR BY TELEPHONE

SHARES REGISTERED DIRECTLY IN THE NAME OF THE STOCKHOLDER;
401(k) SHARES

     If your shares are registered directly with Harris Bank or are held through the Global Marine Savings Incentive Plan, you may vote telephonically by calling the toll-free telephone number listed on your proxy card or voting instruction form. You may also vote via the Internet at the following address on the World Wide Web:

                  www.harrisbank.com/wproxy

SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK

     If your shares are registered with a brokerage firm or bank, you may be eligible to vote via the Internet or to vote telephonically by calling the telephone number referenced on your broker's or bank's voting form. A number of brokerage firms participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Harris Bank for shares registered directly in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form or you may vote electronically via the Internet at the following address on the World Wide Web:

                      www.proxyvote.com

      You should understand that the usual charges you bear for accessing the Internet may apply to your voting via the Internet.


                                     GLOBAL MARINE INC.

                                     By ALEXANDER A. KREZEL
                                     Corporate Secretary

Houston, Texas
March 26, 1999

                       [FORM OF PROXY CARD]

                        GLOBAL MARINE INC.
            PROXY SOLICITED BY THE BOARD OF DIRECTORS
      FOR THE ANNUAL MEETING OF STOCKHOLDER -- MAY 6, 1999

R. E. Rose, W. M. Ralls, and J. L. McCulloch, and each or any of them, with full power of substitution and revocation in each, are hereby appointed as Proxies authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the common stock of the undersigned at the Annual Meeting of Stockholders of GLOBAL MARINE INC. to be held at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas on Thursday, May 6, 1999, at 9:00 a.m., and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS
SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED
AND FOR EACH OF THE OTHER PROPOSALS SPECIFIED HEREIN.

(PLEASE VOTE, SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY.)




          Dear Stockholder:

                On the reverse side of this card are
          instructions on how to vote your shares for the election of directors and all other proposals by telephone or over the Internet.
          Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting in this way is convenient.

                 Thank you for your attention to these
          matters.

                                  Global Marine Inc.

                      (CONTINUED FROM OTHER SIDE)

                         GLOBAL MARINE INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
ONLY ( )


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1-2.

1. Election of the following nominees as directors:
   01-Thomas W. Cason, 02-Jerry C. Martin,
   03-Robert E. Rose and 04-John Whitmire

   ___________________________________
   Except nominee(s) written above

    FOR          WITHHELD        FOR ALL
                                 EXCEPT
   (   )          (   )           (   )

2. Ratification of appointment of PricewaterhouseCoopers
   LLP as independent certified public accountants for the Company and its subsidiaries

    FOR          WITHHELD        ABSTAIN
   (   )          (   )           (   )


IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF FOR A VOTE OF THE COMMON STOCK.

Sign exactly as your name appears on this proxy card. Joint owners should each sign personally. If acting as attorney, executor, trustee or in a representative capacity, sign name and indicate title.


_____________________         ___________________
     Signature                        Date

____________________          ___________________
     Signature                        Date


PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.



                       DETACH PROXY CARD HERE


CONTROL NUMBER                                             [Logo]



       NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

  QUICK   EASY   IMMEDIATE   AVAILABLE 24 HOURS A DAY   7 DAYS A WEEK

GLOBAL MARINE INC. encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:

TO VOTE BY PHONE

Call toll free 1-888-215-6478 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Enter the 6-digit CONTROL NUMBER located above.
Option #1:  To vote as the Board of Directors recommends for ALL proposals:
            Press 1
            When asked, please confirm your vote by pressing 1.
Option #2:  If you choose to vote on each proposal separately, Press 0 and follow the simple recorded instructions.


TO VOTE BY INTERNET

Go to the following website:  www.harrisbank.com/wproxy
Enter the information requested on your computer screen, including your 6-digit CONTROL NUMBER located above.
Follow the simple instructions on the screen.


If you vote by telephone or the Internet, DO NOT mail back the proxy card.

                        THANK YOU FOR VOTING!

             [FORM OF VOTING INSTRUCTION CARD, 401(k) PLAN]
                                                         [401(k) PLAN]
                          GLOBAL MARINE INC.
                    CONFIDENTIAL VOTING DIRECTIONS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS -- MAY 6, 1999

The undersigned hereby directs Fidelity Management Trust Company, as Trustee under the Global Marine Savings Incentive Plan, to execute a proxy or proxies authorizing the voting of all shares of Global Marine Inc. common stock held in the Plan on March 12, 1999, and attributable to the undersigned's Plan account at the Annual Meeting of Stockholders of GLOBAL MARINE INC. to be held at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas on Thursday, May 6, 1999, at 9:00 a.m., and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

THE TRUSTEE WILL AUTHORIZE THE VOTING OF THE SHARES IN THE MANNER SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL AUTHORIZE VOTING THE SHARES FOR THE ELECTION OF THE NOMINEES NAMED AND FOR EACH OF THE OTHER PROPOSALS SPECIFIED HEREIN. IF YOUR DIRECTIONS ARE NOT RECEIVED BY APRIL 30, 1999, THE SHARES ATTRIBUTABLE TO YOUR ACCOUNT WILL NOT
BE VOTED.

 (PLEASE INDICATE YOUR DIRECTIONS, SIGN AND DATE ON REVERSE SIDE
AND RETURN PROMPTLY.)



          Dear Stockholder:

               On the reverse side of this card are
         instructions on how to vote your shares for the election of directors and all other proposals by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting in this way is convenient.

                Thank you for your attention to these
         matters.

                                        Global Marine Inc.

                      [CONTINUED FROM OTHER SIDE)
                           GLOBAL MARINE INC.
                                                          [401(k) PLAN]
PLEASE MARK DIRECTIONS IN OVAL IN THE FOLLOWING MANNER USING DARK
INK ONLY (    )


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1-2.

1. Election of the following nominees as directors:
   01-Thomas W. Cason, 02-Jerry C. Martin,
   03-Robert E. Rose and 04-John Whitmire.

   ___________________________________
   (Except nominee(s) written above)

    FOR          WITHHELD        FOR ALL
                                 EXCEPT
   (   )          (   )           (   )

2. Ratification of appointment of PricewaterhouseCoopers
   LLP as independent certified public accountants for the Company and its subsidiaries.

    FOR          AGAINST         ABSTAIN
   (   )          (   )           (   )


IN ITS DISCRETION THE TRUSTEE MAY AUTHORIZE
THE VOTING OF SAID SHARES UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING
AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF
FOR A VOTE OF THE COMMON STOCK.


______________________      __________________
     Signature                     Date



PLEASE INDICATE YOUR DIRECTIONS, DATE, AND SIGN EXACTLY AS YOUR NAME
                         APPEARS ON THIS CARD.
            PROMPTLY RETURN USING THE ENCLOSED ENVELOPE.


                       DETACH PROXY CARD HERE


CONTROL NUMBER                                              [Logo]



       NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!

  QUICK   EASY   IMMEDIATE   AVAILABLE 24 HOURS A DAY   7 DAYS A WEEK


GLOBAL MARINE INC. encourages you to take advantage of the new and convenient ways to vote your shares. If voting by proxy, this year you may vote by mail, or choose one of the two methods described below.
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or Internet, read the accompanying proxy statement and then follow these easy steps:


TO VOTE BY PHONE

Call toll free 1-888-698-8071 in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
Enter the 6-digit CONTROL NUMBER located above.
Option #1:  To vote as the Board of Directors recommends for ALL proposals:
            Press 1
            When asked, please confirm your vote by pressing 1.
Option #2:  If you choose to vote on each proposal separately, Press 0 and follow the simple recorded instructions.



TO VOTE BY INTERNET

Go the following website:  www.harrisbank.com/wproxy
Enter the information requested on your computer screen, including your 6-digit CONTROL NUMBER located above.
Follow the simple instructions on the screen.


If you vote by telephone or the Internet, DO NOT mail back the proxy card.
                        THANK YOU FOR VOTING!